Exhibit 99.1

International Headquarters

4787 Levy Street

Montreal, Quebec, H4R 2P9

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Laurie W. Little

949-461-6002

laurie.little@valeant.com

VALEANT PHARMACEUTICALS INTERNATIONAL, INC. ANNOUNCES PRICING OF

CONCURRENT PRIVATE OFFERINGS OF SENIOR NOTES

MONTREAL, QUEBEC, September 20, 2012 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (the “Company”) announced today that VPI Escrow Corp., a newly formed wholly owned Delaware subsidiary of Valeant Pharmaceuticals International (“Valeant”), a wholly owned indirect subsidiary of the Company, has priced its previously announced offering of $1,750 million aggregate principal amount of 6.375% senior unsecured notes due 2020 (the “Notes”). The offering is expected to close on or about October 4, 2012. The net proceeds of the offering are expected to be used to fund (i) the transactions contemplated by the previously announced Agreement and Plan of Merger (“Merger Agreement”) with Medicis Pharmaceutical Corporation (“Medicis”) whereby Medicis will continue as a wholly owned subsidiary of Valeant, (ii) Medicis’s obligation to pay the conversion consideration with respect to, or repurchase, its outstanding notes, and (iii) transaction expenses in connection with the Merger Agreement.

Additionally, the Company also announced that Valeant has priced its previously announced offering of $500 million aggregate principal amount of 6.375% senior unsecured notes due 2020 (the “Concurrent Notes”). The offering is expected to close on or about October 4, 2012. Valeant intends to use the net proceeds of the offering for general corporate purposes, including potential acquisitions.

The Notes and the Concurrent Notes will be guaranteed by the Company and each of the Company’s subsidiaries (other than Valeant) that is a guarantor of the Company and Valeant’s senior secured credit facilities.

Neither the Notes nor the Concurrent Notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes and the Concurrent Notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. Neither the Notes nor the Concurrent Notes have been nor will be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX: VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of dermatology, neurology and branded generics.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This press release may contain forward-looking statements, including, but not limited to, the expected closing of the offerings, the expected use of proceeds from the offerings and the guarantees that will be provided in relation to the Notes and the Concurrent Notes. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and risks and uncertainties relating to the proposed merger, as detailed from time to time in the Company’s filings with the SEC and the Canadian Securities Administrators (“CSA”), which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. The Company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

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